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                                                                  Exhibit 10.60

                                                April 16, 1997

Mr. Ken Bajaj
10201 Norton Road
Potomac, Maryland 20854


Re: Amended and Restated Employment Agreement (the "Agreement")


Dear Ken:

          As we discussed and in addition to the compensation and benefits set forth in the Agreement, Wang Laboratories, Inc. ("Wang") hereby agrees to pay you an interim, one time, bonus for your performance with respect to I-NET, Inc. for the fiscal year ending December 31, 1996 in the before tax amount of $54,250.00 (the "1996 Bonus").

          The 1996 Bonus will be paid to you in shares of Wang's Common Stock as soon as practicable following the filing of a registration statement regarding these shares with the Securities and Exchange Commission. The number of shares that will be issued to you will be determined by dividing the 1996 Bonus amount, as adjusted for all applicable taxes, by the per share closing price of $18.50 of Wang's Common Stock on April 8, 1997.

          I look forward to working with you in your new position as President of I-NET and Vice Chairman of Wang.


                                                Best Regards,


                                                /s/ Joseph M. Tucci
                                                ---------------------------
                                                Joseph M. Tucci


Accepted and Agreed to:

By: /s/ Ken Bajaj
   --------------------
    Ken Bajaj